Exhibit 99.1

FOR IMMEDIATE RELEASE

New Enviri Launches as Standalone Public Company; Sale of Clean Earth Completed

•	New Enviri is a market-leading, global provider of environmental solutions for industrial waste streams and innovative equipment and technology for the rail sector

•	New Enviri is led by Russell Hochman as President and CEO

•	Enviri shareholders receiving one share of New Enviri common stock for every three shares of Enviri common stock and $15.00 per share in cash in connection with the closing of Clean Earth sale

•	“Regular Way” trading to begin for New Enviri on June 2, 2026 under the name “Enviri Corporation” and symbol “NVRI”

PHILADELPHIA (June 1, 2026) — Enviri II Corporation (“New Enviri” or the “Company” NYSE: NVRI WI) today announced the completion of its spin-off as a standalone publicly traded company, immediately prior to the sale of Clean Earth to Veolia Environnement SA (“Veolia”). New Enviri is led by Russell Hochman, President and Chief Executive Officer.

New Enviri is a market-leading, global provider of environmental solutions for industrial waste streams and innovative equipment and technology for the rail sector. The Company has strong positions in attractive industrial and infrastructure markets, a healthy balance sheet, and a focused strategy to drive improved earnings and cash flow. It operates through its two segments, Harsco Environmental and Harsco Rail. Harsco Environmental is expected to benefit from a steel market recovery, selective growth investments, and continued actions to simplify the business, reduce costs and drive operational excellence. At Rail, the Company is executing a disciplined turnaround plan centered on operational improvement, right-sizing its cost structure, growing its core equipment and aftermarket businesses and de-risking its legacy ETO contracts.

“We are excited to have New Enviri begin this next chapter with a renewed focus on serving our customers and maximizing value for shareholders through disciplined execution and capital allocation,” said Russell Hochman, President and CEO of New Enviri. “There are exciting opportunities to enhance the earnings potential of Harsco Environmental and Harsco Rail as we implement various internal self-help initiatives and markets recover. I would also like to thank our employees and stakeholders for their ongoing support as we build a stronger company for the future.”

New Enviri Financial Highlights

•	Annualized 2026 expected pro forma revenues and Adjusted EBITDA of approximately $1.2 billion and $140 million, respectively, following the rightsizing of central corporate costs.

•	A conservative capital structure with Net Debt to Adjusted EBITDA of 2.0x, a revolving credit facility that was undrawn at closing, and a capital position to de-risk Rail’s major ETO contracts.

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Significant earnings growth and cash flow potential through internal improvement initiatives and investments as well as a recovery in relevant end markets, which is expected to support future debt reduction.

On June 2, 2026, New Enviri common stock will begin Regular Way trading on the New York Stock Exchange (“NYSE”) under the ticker “NVRI,” and it will be renamed “Enviri Corporation.”

Enviri previously announced its intent to separate its Harsco Environmental and Harsco Rail businesses, as New Enviri, into an independent, publicly traded company in connection with the sale of Clean Earth to Veolia on November 21, 2025. Enviri shareholders are receiving one share of New Enviri common stock for every three shares of Enviri common stock and $15.00 per share in cash in connection with the closing of the Clean Earth sale.

Advisors

BofA Securities and Jefferies LLC served as financial advisors, and Fried, Frank, Harris, Shriver & Jacobson LLP served as legal counsel to Enviri. Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor.

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About Enviri

Enviri is a global market leader providing environmental and operational solutions to the metal and rail industries. Based in Philadelphia, Pennsylvania, and operating in more than 30 countries, the company leverages over 170 years of industrial expertise to help customers improve operational performance, recover value from byproducts, enhance sustainability, and maintain critical infrastructure. Enviri’s divisions, Harsco Environmental and Harsco Rail, combine deep operational capabilities with innovative technologies and global scale to deliver long-term value for customers, communities, and shareholders. Learn more at enviri.com.

Forward-Looking Statements

The nature of the Company’s business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward looking statements contained herein could include, among other things, statements about management’s confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding New Enviri’s growth, sales, cash flows, earnings and debt, including expected 2026 pro forma revenue and Adjusted EBITDA. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company’s inability to effectively implement its business strategy and improvement initiatives and realize the expected benefits therefrom; (2) the Company’s ability to successfully enter into new contracts ; (3) the Company’s inability to comply with applicable environmental and safety laws and regulations; (4) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (5) various economic, business, and regulatory risks associated with the industries in which the Company operates; (6) the seasonal nature of the Company’s business; (7) risks caused by customer concentration, fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (8) the outcome of any disputes with customers, contractors and subcontractors; (9) the financial condition of the Company’s customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (10) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (11) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company’s inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (14) failure to effectively prevent, detect or recover from breaches in the Company’s cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company’s pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company’s SEC reports. A further discussion of these, along with other potential risk factors, can be found in the “Risk Factors” section of the Company’s Information Statement, dated May 8, 2026, included as an Exhibit to the Current Report on Form 8-K furnished by the Company to the Securities and Exchange Commission on May 11, 2026, as updated by subsequent periodic and current reports filed by the Company with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NEW ENVIRI

RECONCILIATION OF PROFORMA PROJECTED ADJUSTED EBITDA BY SEGMENT USING MID-RANGE POINTS FOR EACH TO PROFORMA PROJECTED OPERATING INCOME (LOSS) BY SEGMENT (a)

(Unaudited)

(Amounts in millions)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals
Projected Twelve Months Ending December 31, 2026
Proforma operating income (loss)	59	(29)	(30)	1
Strategic costs	—	—	12	12
Employee termination and related costs	—	1	—	1
Stock-based compensation	—	—	4	4
Depreciation	114	5	1	120
Amortization	2	1	—	2

Proforma adjusted EBITDA	$175	$(23)	$(12)	$141

Proforma revenues	$1,018	$227		$1,245

Adjusted EBITDA margin (%)	17.2%	(9.9)%		11.3%

(a)

Proforma projections include current expectations for Harsco Environmental and Harsco Rail in 2026 and estimated full year Corporate costs, adjusted for stock-based compensation, assuming the sale of Clean Earth occurred during the second quarter of the year.